UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 14, 2006
MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)
STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2617 South 46th Street Suite 300 Phoenix, Arizona	85034-7417
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 294-6414
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
8.01 OTHER EVENTS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1 AKAMAI PARTNER SPOTLIGHT CONFERENCE

ITEM 8.01 OTHER EVENTS
On December 14, 2006, a news release was issued on the subject of Nathaniel Bradley, Executive Vice President-Business Development, presenting at the Akamai Partner Spotlight Conference. The Press Release is as follows:
Modavox to Be Featured in Akamai’s Partner Spotlight
Modavox senior management to present the features and benefits of the Modavox/Akamai partnership solution to monetize digital assets to the mutual benefit of both companies on Friday, December 15, 2006.
PHOENIX, December 14, 2006 - Modavox, Inc. (OTCBB: MDVX) Internet broadcasting pioneer in producing and syndicating online audio and video, today announced that on Friday, December 15, 2006 its’ Executive Vice President of Business Development and Strategic Marketing, Nathaniel Bradley will present the features and benefits of the Modavox/Akamai partnership to the Akamai global sales force. The presentation will highlight the Modavox product line and how the companies will monetize software assets to the mutual benefit of both companies. As one of Akamai’s channel partners, the Modavox product line of internet audio and video rich media software products, including its BoomBox™ technology and AudioEye technology, have been identified as technologies that can increase the amount of content that Akamai and Modavox customers can produce, host, and deliver over the Akamai content delivery network.
Modavox has been a proud partner of Akamai, the world’s leading global content delivery network since 2000. Akamai is a leader in business-critical solutions for media and entertainment companies, and works closely with customers to enable profitable new business models offering a flexible feature rich platform for managing, protecting, delivering and understanding digital assets online. Akamai provides a competitive advantage and increases the impact of media downloads and streams by ensuring sites perform flawlessly, even during unforeseen high-traffic events. With over 20,000 servers deployed in nearly 1,000 networks across 71 countries, Akamai can deliver custom, targeted Web, streaming, or Macromedia Flash content directly to users around the world.
On Friday, December 15, 2006, Akamai is hosting a partner spotlight webcast to Akamai’s Regional Sales Managers featuring Modavox as their partner in digital asset solutions delivery. During this presentation, Modavox senior management will expound upon the next generation of Internet radio production and delivery technology leveraging patented technology infrastructure called BoomBox™ as well as their AudioEye Technology, “audio publishing and streaming media broadcast software” enabling content owners to organize, create, and distribute information in audio.
Nathaniel Bradley, EVP of Business Development for Modavox commented, “The Modavox technologies have been built with integrated access to the Akamai network for rich media content delivery. Now with launch of BoomBox and AudioEye we provide software solutions that automate rich media content production and management that will grow even further the business opportunity for both companies.”
Modavox CEO, David J. Ide further stated, “Our partnership with Akamai has been an important part of our growth and development at Modavox. As such, we are pleased to be able to showcase our products and technologies that not only enhance the overall scope of our offerings but also benefits our business partners, our company and our shareholders.”
Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is "The Trusted Choice for Online Business." For more information, visit www.akamai.com.

Modavox, Inc. (www.modavox.com), a pioneer in internet broadcasting, producing and syndicating online audio and video, offers innovative, effective and comprehensive online tools for reaching targeted niche communities worldwide. Through patented Modavox technology, Modavox delivers content straight to desktops and internet-enabled devices. Modavox provides managed access for live and on-demand Internet Radio Broadcasting, E-learning and Rich Media Advertising.
Forward-Looking Statements This release contains “forward-looking statements” for purposes of the Securities and Exchange Commission’s “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that could cause Modavox’s actual results to differ materially from those currently anticipated, including the risk factors identified in Modavox’s filings with the Securities and Exchange Commission.
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Media Contact:
Denise Dion
Phone: 480-294-6408
denise.dion@modavox.com
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MODAVOX, INC. (Registrant)
Date: December 14, 2006	By:	/s/ DAVID J. IDE
(David J. Ide, Chief Executive Officer)

EXHIBIT INDEX
Exhibits	Description	Method of Filing
Exhibit 99.1	Presentation to Akamai Partner Spotlight Conference October 15, 2006	Attached as Exhibit